CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Humana Inc. on Form S-8, of our report dated February 14, 1996, which includes an explanatory paragraph relating to a change in 1993 in the method of accounting for certain investments in debt and equity securities, on our audits of the consolidated financial statements of Humana Inc. as of December 31, 1995 and 1994, and for the years ended
December 31, 1995, 1994, and 1993, incorporated by reference in this registration statement on Form S-8.



Coopers & Lybrand L.L.P.
Louisville, Kentucky
May 23, 1996